UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

PLUMAS BANCORP
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 283-7305

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PLBC	NASDAQ Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 Incentive Plan

On December 16, 2020, the Board of Directors of Plumas Bancorp (the “Company”) approved the Company’s cash non-equity incentive plan for 2021 (the “2021 NEI”, the “Plan”). Eligible employees under the 2021 NEI include all employees of the Company’s subsidiary, Plumas Bank (the “Bank”), who are regularly scheduled to work at least 20 hours per week. The aggregate bonus pool is comprised of two pools, one for officers of the Company and one for all other employees. The officers’ portion represents 90.9% of the combined pools. Incentives are payable under the 2021 NEI once the Bank has exceeded the 50% percentile of return on assets (ROA) with ROA calculated as of September 30, 2021 as follows: annualized year to date pretax income1 divided by average year to date assets. The percentile is calculated based on a peer group composed of commercial banks with total assets as of September 30, 2021 of between $1 billion and $3 billion. The higher the percentile the higher the bonus pool. The maximum total bonus pool available for distribution is 8% of pretax pre-bonus income as of December 31, 2021. At an 85 percentile the total bonus pool available for distribution would be 5.5% of pretax, pre-bonus income with the officer’s pool totaling 5% of pretax, pre-bonus income and the other employees sharing in the remaining pool dollars. Up to 13% of the officers’ pool could be allocated to the Company’s Chief Executive Officer (“CEO”) and President. Executive Vice Presidents (“EVPs”) each can earn up to 5% of the officers’ bonus pool.

Under the 2021 NEI, the cash incentive payment to the Company’s CEO and President will be based 46.2% on the ROA percentile, 15.4% upon the attainment of performance goals, and 15.4% upon various performance metrics with the remaining 23% based on the CEO’s performance during 2021, as evaluated by the Company’s Corporate Governance and Compensation Committee. Cash incentive payments for the Company’s EVPs will be based 56% on the ROA percentile, 16% upon the attainment of performance goals, and 8% upon various performance metrics with the remaining 20% based on the CEO’s evaluation of the EVP’s performance during 2020.

Goals for the CEO include targeted increases in loans, adjusted for PPP forgiveness, and deposits, exceeding an asset quality benchmark, and achieving selected strategic initiatives. Metrics include exceeding a targeted percentile of ROE (calculated on a pre-tax basis) within a select group of peer institutions and achieving budgeted net income. The Company’s Board of Director has the ability to terminate or modify the Plan and all payouts under the Plan are subject to approval by the Company’s Corporate Governance Committee. The Plan does not give any employee the right to or guarantee of continued employment.

1 Income may be adjusted by unusual or nonrecurring items of revenue/expense at the discretion of the Company’s Corporate Governance and Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)

December 17, 2020	By:	/s/ Richard L. Belstock

Name: Richard L. Belstock Title: Chief Financial Officer